UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 27, 2014

KEARNY FINANCIAL CORP.
(Exact Name of Registrant as Specified in its Charter)

United States	0-51093	22-3803741
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

120 Passaic Avenue, Fairfield, New Jersey	07004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:     (973) 244-4500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 (e)           Adoption of Senior Management Incentive Compensation Plan.  On August 27, 2014, the Board of Directors of Kearny Federal Savings Bank (the “Bank”), the wholly-owned subsidiary of Kearny Financial Corp. (the “Company”), adopted the Kearny Federal Savings Bank Senior Management Incentive Compensation Plan (the “Plan”), effective July 1, 2014, to recognize and reward certain executives and senior vice presidents that have a significant impact on the success of the Company.  The Plan is designed to reward predefined performance goals that are critical to the Bank’s profitability and growth and to enable the Bank to attract and retain key executives and officers.  Awards under the Plan are paid as a percentage of a participant’s base salary, and the amount of the payment may range from zero percent, if performance goals are not achieved, to fifty percent of base salary for exceptional performance.   Awards will be paid within 75 days following the Plan year end, which is June 30 of each year and after the Bank’s audited financial results are confirmed.  All awards made under the Plan are subject to a clawback in the event the Company or Bank is required to restate its financial statements.

The foregoing description of the Senior Management Incentive Compensation Plan is qualified in its entirety by reference to the copy of the Plan that is included as Exhibit 10.1 to this Current Report and incorporated by reference into this Item 5.02.

Item 9.01.                      Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: None.

(b)	Pro Form Financial Information: None.

(c)	Shell Company Transaction: None.

(d)	Exhibits:

Exhibit No.	Description

Exhibit 10.1	Kearny Federal Savings Bank Senior Management Incentive Compensation Plan, effective as of July 1, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

KEARNY FINANCIAL CORP.
DATE: August 29, 2014	By:	/s/ Craig L. Montanaro
Craig L. Montanaro
President and Chief Executive Officer